NAME OF REGISTRANT:
Franklin Custodian Funds
File No. 811-00537

EXHIBIT - Item 77Q1 (g):  Exhibits


AGREEMENT AND PLAN OF REORGANIZATION


            This Agreement and Plan of Reorganization (Agreement) is made as of this ____ day of January, 2008 by and between Franklin
Custodian Funds Inc., a Maryland corporation (the Fund), and Franklin
 Custodian Funds, a Delaware statutory trust (the DE Trust) (the Fund and the DE Trust are hereinafter collectively referred to as the parties).
            In consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto agree as follows:
      1. Plan of Reorganization.
            (a) Upon satisfaction of the conditions
 precedent described in Section 3
hereof, the Fund, on behalf of itself and its five separately designated series, as listed on Exhibit A hereto (collectively, the MD series), will convey, transfer and deliver to the DE Trust, on behalf of each of its separately designated series (collectively, the DE series)
(each of which corresponds to the MD series with the same name) at the closing provided for in Section 2 (hereinafter referred to as the
 Closing) all of the Funds then-existing assets, including the assets of the MD series (the Assets), such Assets to become the Assets of the corresponding DE series. In consideration thereof, the DE Trust, on behalf of each DE series, agrees at the Closing (i) to assume and pay when due all obligations and liabilities of the corresponding MD series (including such MD series portion of any obligation and liability of the Fund), existing on or after the Effective Date of the Reorganization (as defined in Section 2 hereof), whether absolute, accrued, contingent or otherwise, including all fees and expenses in connection with this Agreement, which fees and expenses shall, in turn, include, without limitation, costs of legal advice, accounting, printing, mailing, proxy solicitation and transfer taxes, if any (collectively, the Liabilities), such Liabilities to become the obligations and liabilities of the corresponding DE series; and (ii) to deliver to the Fund, on behalf of each MD series, in accordance with paragraph (b) of this Section 1, full and fractional shares of each class of shares of beneficial interest, without par value, of the corresponding DE series, equal in number to the number of full and fractional shares of the corresponding class of shares of common stock of the par value of ONE CENT ($0.01) of that MD series outstanding at the time of calculation of the MD series net asset value (NAV) on the business day immediately preceding the
Effective Date of the Reorganization. The reorganizations contemplated hereby are intended to qualify as reorganizations within the meaning of
 Section 368 of the Internal Revenue Code of 1986, as amended
 (the Code). The Fund shall distribute to the MD series shareholders the shares of the corresponding DE series in accordance with this
Agreement and the resolutions of the Board of Directors of the Fund
 (the Board of Directors) authorizing the transactions contemplated by this Agreement.
            (b) In order to effect the delivery of shares described in Section 1(a)(ii) hereof, the DE Trust will establish an open account for each shareholder of the Fund and, on the Effective Date of the Reorganization, will credit to such account full and fractional shares of beneficial interest, without par value, of the corresponding DE series and class of the DE Trust equal to the number of full and fractional shares of beneficial interest such shareholder holds in the corresponding MD series and classes of the Fund at the time of calculation of the Funds NAV on the business day immediately preceding the Effective Date of the Reorganization. Fractional shares of the DE Trust will be carried to the third decimal place. At the time of calculation of the MD series NAV on the business day immediately preceding the Effective Date of the Reorganization, the NAV per share of each DE series and class of shares of the DE Trust shall be deemed to be the same as the NAV per share of each corresponding MD series and class of shares of the Fund. On the Effective Date of the Reorganization, each certificate representing shares of a class of shares of an MD series will be deemed to represent the same number of shares of the corresponding DE series and class of the DE Trust. Simultaneously with such crediting of the shares of the DE Trust to the shareholders of record of the Fund, the shares of the Fund held by such shareholders shall be cancelled. Each shareholder of the Fund will have the right to deliver their share certificates of the Fund to the DE Trust in exchange for share certificates of the DE Trust. However, a shareholder need not deliver such certificates to the DE Trust unless the shareholder so desires.
            (c) As soon as practicable after the Effective Date of the Reorganization, the Fund shall take all necessary steps under Maryland law to effect a complete dissolution of the Fund and the MD series.
            (d) The expenses of entering into and carrying out this Agreement will be borne by the Fund to the extent not paid by its investment manager.
            2. Closing and Effective Date of the Reorganization.
            The Closing shall consist of (i) the conveyance, transfer and delivery of the Assets to the DE Trust, on behalf of its DE series, in exchange for the assumption and payment, when due, by the
 DE Trust, on behalf of its DE series, of the Liabilities of the corresponding MD series; and (ii) the issuance and delivery of the DE series shares in accordance with Section 1(b), together with related acts necessary to consummate such transactions.  Subject to receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of the Fund at which this Agreement is considered and approved, the Closing shall occur on such date as the officers of the parties may mutually agree (Effective Date of the Reorganization).
            3. Conditions Precedent.
            The obligations of the Fund and the DE Trust to effectuate the transactions hereunder shall be subject to the satisfaction of each of the following conditions:
            (a) Such authority and orders from the U.S. Securities and Exchange Commission (the commission) and state securities commissions as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received;
            (b) (i) One or more post-effective amendments to the Funds Registration Statement on Form N-1A (Registration Statement)
under the Securities Act of 1933, as amended, and the Investment
Company Act of 1940, as amended (the 1940 Act), containing such amendments to such Registration Statement as are determined under the supervision of the Board of Directors to be necessary and appropriate as a result of this Agreement, shall have been filed with the Commission; (ii) the DE Trust shall have adopted as its own such Registration Statement, as so amended; (iii) the most recent post-effective amendment or amendments to the Funds Registration
Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (other than any such stop order, proceeding or threatened proceeding which shall have been withdrawn or terminated); and (iv) an amendment of the Form
 N-8A Notification of Registration filed pursuant to Section 8(a) of the 1940 Act (Form N-8A) reflecting the change in legal form of the Fund to a Delaware statutory trust shall have been filed with the Commission and the DE Trust shall have expressly adopted such amended Form N-8A as its own for purposes of the 1940 Act;
            (c) Each party shall have received an opinion of Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania, to the effect that, assuming the reorganizations contemplated hereby are carried out in accordance with this Agreement, the laws of the State of Maryland and the State of Delaware, and in accordance with customary representations provided by the parties in a certificate(s) delivered to Stradley Ronon Stevens & Young, LLP, each reorganization contemplated by this Agreement qualifies as a reorganization under
 Section 368 of the Code, and thus will not give rise to the recognition of income, gain or loss for federal income tax purposes to the Fund, on behalf of the MD series, the DE Trust, on behalf of the DE series, or their shareholders;
            (d) The Fund shall have received an opinion of Stradley
 Ronon Stevens & Young, LLP, dated the Effective Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to the Fund, to the effect that (i) the DE Trust is a statutory trust duly formed, in good standing and having a legal existence under the laws of the State of
Delaware; (ii) this Agreement and the transactions contemplated thereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite statutory trust action of the DE Trust and this Agreement is a legal, valid and binding agreement of the DE Trust in accordance with its terms; and (iii) the shares of the DE Trust to be issued in the reorganization, upon issuance thereof in accordance with this Agreement, will have been validly issued and fully paid and will be nonassessable by the DE Trust;
            (e) The DE Trust shall have received the opinion of Bleakley Platt & Schmidt, LLP, dated the Effective Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to the DE Trust, to the effect that: (i) the Fund is duly incorporated, legally existing and in good standing under the laws of the State of Maryland; and (ii) this Agreement and the transactions contemplated hereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite corporate action of the Fund and this Agreement is a legal, valid and binding agreement of the Fund in accordance with its terms;
            (f) The shares of the DE Trust are eligible for offering to the public in those states of the United States and jurisdictions in which the shares of the Fund are currently eligible for offering to the public so as to permit the issuance and delivery by the DE Trust of the shares contemplated by this Agreement to be consummated;
            (g) This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by the appropriate action of the Board of Directors and the shareholders of the Fund;
            (h) The shareholders of the Fund shall have voted to direct the Fund to vote, and the Fund shall have voted, as sole shareholder of each series of the DE Trust, to:
            (1) Elect as Trustees of the DE Trust the following individuals: Harris J. Ashton, Robert F. Carlson, Sam Ginn,
Edith E. Holiday, Charles B. Johnson, Rupert H. Johnson, Jr.,
 Frank W.T. LaHaye, Frank A. Olson, Larry D. Thompson, and John B. Wilson; and
            (2) Approve Investment Management Agreements between Franklin Advisers, Inc., on behalf of the Franklin DynaTech
 Fund, Franklin Income Fund, Franklin U.S. Government Securities Fund, and Franklin Utilities Fund, and the DE Trust, and Franklin Investment Advisory Services, LLC (together, the Investment Managers), on behalf of the Franklin Growth Fund, and the DE Trust, which are substantially identical to the then-current Investment Management Agreements between such Investment Manager and the Fund;
            (i) The Trustees of the DE Trust shall have duly adopted and approved this Agreement and the transactions contemplated hereby, including authorization of the issuance and delivery by the DE Trust of shares of the DE Trust on the Effective Date of the Reorganization and the assumption by the DE Trust of the Liabilities of the Fund in exchange for the Assets of the Fund pursuant to the terms and provisions of this
Agreement, and shall have taken the following actions at a meeting duly called:
            (1) Approval of the Investment Management Agreements described in paragraph (h)(2) of this Section 3 between the Investment
 Managers and the DE Trust;
            (2) Approval of the assignment to the DE Trust of the custody agreement, as amended to date, between the Bank of New York and the Fund;
            (3) Selection of PricewaterhouseCoopers LLP as the
 DE Trusts independent auditors for the fiscal year ending
September 30, 2008;
            (4) Approval of subcontracts for fund administrative services with Franklin Templeton Services, LLC;
            (5) Approval of a distribution agreement between the DE Trust and Franklin Templeton Distributors, Inc.;
            (6) Approval of a form of dealer agreement between dealers and Franklin Templeton Distributors, Inc., including any amendment(s) to the form of dealer agreement;
            (7) Approval of distribution plans by the DE
 Trust pursuant to Rule 12b-1 under the 1940 Act relating to each of Class A, B, B1, C, and R, as applicable:
            (8) Approval of the multiple class plans pursuant to Rule 18f-3;
            (9) Approval of a transfer agent and shareholder services agreement with Franklin Templeton Investor Services, LLC;
            (10) Authorization of the issuance by the DE Trust of one share of each series of the DE Trust to the Fund in consideration for the payment of $1.00 for each such share for the purpose of enabling the Fund to vote on the matters referred to in paragraph (h) of this
 Section 3, and the subsequent redemption of such shares, all prior to the Effective Date of the Reorganization; and
            (11) Submission of the matters referred to in paragraph (h) of this Section 3 to the Fund as sole shareholder of each series of the DE Trust.
            At any time prior to the Closing, any of the foregoing conditions may be waived or amended, or any additional terms and conditions may be fixed, by the Board of Directors, if, in the judgment of such Board, such waiver, amendment, term or condition will not affect in a materially adverse way the benefits intended to be accorded the shareholders of the Fund under this Agreement.
            4. Dissolution of the Fund.
            Promptly following the consummation of the Closing, the officers of the Fund shall take all steps necessary under Maryland law to dissolve its corporate status and the MD series, including publication of any necessary notices to creditors, receipt of any necessary pre-dissolution clearances from the State of Maryland, and filing for record with the Secretary of the State of Maryland of Articles of Dissolution.
      5. Termination.
            The Board of Directors may terminate this Agreement and abandon the reorganization contemplated hereby, notwithstanding approval thereof by the shareholders of the Fund, at any time prior to the Effective Date of the Reorganization if, in the judgment of such Board, the facts and circumstances make proceeding with this Agreement inadvisable.
      6. Entire Agreement.
            This Agreement embodies the entire agreement between the parties hereto and there are no agreements, understandings, restrictions or warranties among the parties hereto other than those set forth herein or herein provided for.
      7. Further Assurances; Other Agreements.
            The Fund and the DE Trust shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.
      8. Counterparts.
            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
      9. Governing Law.
            This Agreement and the transactions contemplated hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.
      IN WITNESS WHEREOF, the Fund and the DE Trust have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its President or a Vice President and attested by its Secretary or an Assistant Secretary, all as of the day and
 year first-above written.



Attest:


By/s/Steven J. Gray
	Name: Steven J. Gray
	Title: Assistant Secretary




Attest:


By/s/Steven J. Gray
	Name: Steven J. Gray
	Title: Assistant Secretary

FRANKLIN CUSTODIAN FUNDS INC.
(a Maryland corporation)




By/s/David P. Goss
	Name: David P. Goss
	Title: Vice President

FRANKLIN CUSTODIAN FUNDS
(a Delaware statutory trust)




By/s/David P. Goss
	Name: David P. Goss
	Title: Vice President



EXHIBIT A

Franklin DynaTech Fund
Franklin Growth Fund
Franklin Income Fund
Franklin U.S. Government Securities Fund
Franklin Utilities Fund
12